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                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[X]     Soliciting Material Pursuant to Sections 240.14a-12

                          KINDER MORGAN MANAGEMENT, LLC
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):___________________________________________________________

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        1)       Title of each class of securities to which transaction applies:

        2)       Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)       Proposed maximum aggregate value of transaction:

        5)       Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:

        2)       Form, Schedule or Registration Statement No.:

        3)       Filing Party:

        4)       Date Filed:

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                      [Kinder Morgan Management, LLC Logo]


Larry Pierce                                          Irene Twardowski Broussard
Media Relations                                       Investor Relations
                                                      (713) 369-9490
                                                      www.kindermorgan.com


                       KINDER MORGAN MANAGEMENT ANNOUNCES
                SHAREHOLDER MEETING DATE AND RELATED RECORD DATES


         HOUSTON (June 14, 2002) -- The Board of Directors of Kinder Morgan Management, LLC (NYSE:KMR) has set the close of business June 24, 2002, as the record date for shareholders entitled to receive notice of, and to vote at, a special meeting of shareholders set for 8:30 a.m., local time, on July 23, 2002, at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas.

         At the meeting shareholders will consider and vote on the company's proposal to eliminate the exchange feature associated with the company's shares by amending the company's limited liability company agreement. The exchange feature currently provides that shareholders may exchange their shares for common units of Kinder Morgan Energy Partners, L.P. (NYSE:KMP) held by Kinder Morgan, Inc. (NYSE:KMI), subject to Kinder Morgan, Inc.'s right to settle any exchange in cash instead of common units.

         If the shareholders approve the proposal, Kinder Morgan, Inc. will, in exchange for the elimination of the exchange feature, issue an aggregate number of shares of Kinder Morgan, Inc. common stock equal to $1 million divided by the average closing price of those Kinder Morgan, Inc. shares on the New York Stock Exchange for the ten consecutive trading days ending on the trading day prior to June 24, 2002, the record date for the meeting. Those shares will be issued to Kinder Morgan Management shareholders pro rata. Holders otherwise entitled to receive fractional shares of Kinder Morgan, Inc. common stock will receive from Kinder Morgan, Inc. an equivalent amount of cash instead.

         The record date for shareholders entitled to receive shares of Kinder Morgan, Inc. common stock, or cash instead of fractional shares, will be the close of business on the date on which the shareholders approve the proposal at the special meeting, or any adjournment, postponement or reconvening of the meeting.

         IMPORTANT LEGAL INFORMATION: INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSAL TO ELIMINATE THE EXCHANGE FEATURE WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT WILL BE FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION BY KINDER MORGAN MANAGEMENT, LLC.


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SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT WHEN IT
BECOMES AVAILABLE, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AT THE SEC'S WEB SITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC MAY ALSO BE OBTAINED FREE OF CHARGE BY DIRECTING A REQUEST TO KINDER MORGAN MANAGEMENT, LLC AT ONE ALLEN CENTER, 500 DALLAS STREET, SUITE 1000, HOUSTON, TEXAS 77002. INVESTORS MAY OBTAIN A DETAILED LIST OF NAMES, AFFILIATIONS AND INTERESTS OF PARTICIPANTS IN THE SOLICITATION OF PROXIES OF KINDER MORGAN MANAGEMENT, LLC'S SHAREHOLDERS TO APPROVE THE PROPOSAL BY DIRECTING A REQUEST TO KINDER MORGAN MANAGEMENT, LLC AT THE SAME ADDRESS.

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